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                                                                EXHIBIT 10.01


Confidential treatment with respect to certain information in this Exhibit has been requested of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The bracketed portions of this Exhibit have been omitted from the material filed in accordance with Rule 24b-2 and have been filed separately with the Commission.


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                            LETTER AGREEMENT TO AMEND
              SCHEDULE NUMBER "35-002-97"/AGREEMENT NO. 9700050785
                          U S WEST Long Distance - GUI
                                  (USWLD - GUI)
                            AMENDMENT NO. 35-002-97-A

This Letter Agreement effective January 29, 1998 is in regard to Schedule Number "35-002-97"/Agreement No. 9700050785 effective September 2, 1997 (the "TFOR Schedule"), and constitutes an Amendment to the TFOR Schedule in accordance with
Article 29 of Agreement No. 9700050785.

At the request of U S WEST's Long Distance Client and U S WEST's Toll Free Ordering and Routing Project Manager, Carnegie Group, Inc. will complement and enhance the current Toll Free Ordering and Routing (formerly known as the Long Distance Toll Free Service GUI) capabilities by providing additional Carnegie Group resources in support of newly recognized project needs to be incorporated into the ongoing project.

Based on remaining funds and Carnegie Group resources previously estimated under the TFOR Schedule, this Amendment estimates that the Toll Free Ordering and Routing team (based on the most current mix of labor) must work additional hours during the months of May and June 1998 in order to provide the deliverables presented in the original proposal as modified by this Amendment.

The Amendment includes one additional calendar month in costs to U S WEST only, although one and a half project-team months of effort will be applied to the project, in order to complete the Toll Free Ordering and Routing application. The additional time is needed in response to delays in initiating the project, in completing requirements analysis, and in determining the scope of the project. Carnegie Group has made a business decision to charge U S WEST for one additional month of costs only.

This Amendment also includes, at no cost to U S WEST, the change of functionality to the Toll Free Ordering and Routing application in order to fully define the scope of the initial release of the Toll Free Ordering and Routing application. The changes are described in fifteen Change Requests identified during the requirements analysis phase and reviewed and approved for the current release by the U S WEST Long Distance Client and U S WEST Toll Free Ordering and Routing project manager. Of these fifteen (15) change requests, five (5) change requests represent a reduction in scope that reduce the budget, two (2) change requests represent a change in scope that does not affect budget, and eight (8) change requests represent an increase in scope that increases the budget. Carnegie Group has made a business decision to provide such change request services at no cost to U S WEST.


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Carnegie Group will continue to work under U S WEST direction and, based on currently known requirements, has included within this Amendment additional capabilities to Toll Free Ordering and Routing for which U S WEST has expressed interest in incorporating into the initial Toll Free Ordering and Routing release and decreasing capabilities for which U S WEST has expressed interest in removing from the initial Toll Free Ordering and Routing release.

OVERALL ASSUMPTIONS:

The delivery dates and inclusion of requirements in the Toll Free Ordering and Routing release resulting from any of the tasks below are dependent upon U S WEST defining the scope of work in the Project Plans for going forward, the client setting requirements priorities, project resources, and commitment dates of other related applications provided by U S WEST, Carnegie Group, and/or third parties.

The estimates presented in this Amendment assume that the scope of the first release of the Toll Free Ordering and Routing application is fully defined and will not change. Any additional scope changes will require evaluation by the Toll Free Ordering and Routing project team and are likely to impact the schedule and budget.

The original list of deliverables and tasks that U S WEST must provide and perform as described in a table under Section 5.2 of the Proposal incorporated into the TFOR Schedule continue to be a requirement this Amendment. Additionally, the Assumptions and Risks provided in Section 6 of such Proposal and identified in the Toll Free Ordering and Routing (TFOR); Software Project Management Plan; Version 1.0 continue to apply to this Amendment.

Carnegie Group has prepared a Project Plan corresponding to the work described in this Amendment. This Project Plan defines the resources required to perform this work. The Project Plan has been delivered to the U S WEST Toll Free Ordering and Routing project manager for review. This Project Plan will be updated as needed based on client reviews as the project goes forward. Updates to the Project Plan will be delivered to U S WEST IT and U S WEST Long Distance.


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--------------------------------------------------------------------------------

ADDITIONAL PROJECT TASKS / TASK CHANGES:

A description of the Toll Free Ordering and Routing (TFOR) project status and estimates of the schedule, budget, and staff required to complete the current scope of work, are included below. Related assumptions and dependencies are noted. Project delays are discussed first and then changes of scope are presented.

PROJECT DELAYS REQUIRING SCHEDULE ADJUSTMENT

In July 1997, U S WEST IT approached Carnegie Group to prepare a proposal for implementing what is now referred to as the TFOR application. Carnegie Group prepared a proposal and presented it to U S WEST IT in August. Carnegie Group was given assurances that Carnegie Group was selected to develop the TFOR application. However additional negotiation was required between U S WEST IT and U S WEST Long Distance before agreement was received to go forward with the project. Agreement was finally reached to go forward with the project at the end of October 1997 with the Carnegie Group Agreement being signed October 30, 1998 by U S WEST Long Distance.

As of the end of January 1998, the TFOR project has completed the requirements analysis phase and is currently performing functional requirements leading to the production of a Software Functional Specification. The Toll Free Ordering and Routing User Requirements Version 2.0 document has been delivered to the client and approved. The Toll Free Ordering and Routing; System Architecture Specification; Version 1.0 document has been delivered to the client and the EAC architecture presentation has been completed. Change requests have been created, reviewed by the client, and approved which defined the scope of the first release of the TFOR application. Agreement on the scope of the first release was successfully achieved on January 23, 1998. The change requests are described later in this Amendment.

The original Proposal and Agreement for the TFOR project proposed that the TFOR application be delivered to U S WEST for System Test and related tasks (such as NT Compatibility Testing and Operational Readiness Review) in May 1998. Due to various delays that have occurred during the project initiation and requirements analysis phases of the TFOR project, it has now been determined that the TFOR application will be ready for hand off to U S WEST for System Test at the end of June 1998.

The following factors contributed to the delay in the TFOR project:

1. DELAY IN PROJECT INITIATION. Although negotiations on the TFOR project began in July 1997, the Agreement to proceed with the project was not provided until the end of October 1997. Some progress was made in requirements analysis before the


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     Agreement was approved, but access to the Subject Matter Experts required for requirements analysis was not provided until after the Agreement was approved.
2. DELAY IN REQUIREMENTS ANALYSIS. The requirements analysis phase of the TFOR project took longer than originally estimated due to higher than expected levels of uncertainty about the high-level requirements. Although high-quality business requirements documents were provided at the start of the projects, unexpected gaps in the business requirements extended the requirements analysis process. These gaps were primarily due to the fact that Long Distance Toll Free Services is a new business area for U S WEST and the processes, methods, and procedures associated with Toll Free Services activities were still being defined.
3. UNCERTAINTY ABOUT PROJECT SCOPE. One result of the requirements analysis process was the identification of scope changes from the original Agreement and Proposal and U S WEST business requirements. The determination of the scope of the first release of the TFOR application required reaching agreement on which of the scope changes identified should be included in the release. In order to reach agreement, multiple iterations of defining the new scope and determining the impact on the project plan, schedule, and budget took place. These activities diverted attention from proceeding with the project tasks.

The original Proposal and Agreement defined the need to reevaluate the project budget and schedule after the requirements analysis phase was completed (reference Section 4, Statement of Work and Schedule of the Proposal incorporated into the TFOR Schedule). This Amendment is the product of such a reevaluation.

Although the requirements analysis took longer than initially expected, the results of the requirements analysis benefited both the TFOR application and the definition of processes associated with the sale, provisioning, and maintenance of Toll Free Services. Carnegie Group believes that the extra time spent in requirements analysis will provide tangible benefits to the end users of the TFOR application based on the clear definition of how the application will be used in a wide variety of usage scenarios.

SCHEDULE IMPACT

As previously discussed, the TFOR application will be delivered to U S WEST at the end of June 1998 rather than in May 1998 as estimated in the original Proposal and Agreement. At the end of June the TFOR application will have completed integration test and will be ready for System Test, NT Compatibility Test, and Operational Readiness Review at U S WEST.



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COST IMPACT

In order to complete the TFOR application based on the scope in the original proposal and modifications included in this proposal, the increase in funding to U S WEST to complete the project is estimated to be $[ ] based on an estimated additional [ ] person hours required. The TFOR application, as described in this Amendment, will be delivered to U S WEST system test on or before June 30, 1998.

STAFFING IMPACT

In the process of reevaluating the project plan based on the changes in scope, Carnegie Group created a plan that utilized the same number of employees as conceived in the original proposal. Based on U S WEST's desire to limit the cost of the project and a more informed vision of the scope, Carnegie Group reevaluated the labor grades of the employees assigned to various project tasks. Carnegie Group was able to reduce the project cost by making some modifications in the personnel required for the project completion. One change was to schedule a ramp down of the Principal Engineer level employee's hours during the design and development phases of the TFOR application. Another change was to replace a Senior Engineer II level employee with an Engineer level employee during the design and development phases. These changes should not impact the delivery of the TFOR application as presented in this Amendment unless any of the assumptions presented here and in the original Agreement and Proposal are violated.

ASSUMPTIONS

In order to ensure that the TFOR application can be delivered on time and on budget as presented in this Amendment, both Carnegie Group and U S WEST must agree to cooperate to quickly identify deviations from the current scope and resolve these deviations in a way that does not negatively impact the schedule and budget.

This Amendment does not include any support for the TFOR application after the application is turned over to U S WEST system test on or before June 30, 1998. All deliverables described in the original Agreement and Proposal, except those modified as described below, will be handed over to U S WEST on or before June 30, 1998.

CHANGES IN SCOPE

As part of the requirements analysis activities of the TFOR project that have already been performed, change requests were identified that represented deviations from the originally proposed functionality for the TFOR application. These change requests were reviewed, and fifteen (15) of the change requests were approved by the U S WEST Long Distance client and U S WEST Toll Free Ordering and Routing Project Manager.



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Major changes to the project scope are summarized below:

o     [



                                                          ]
o     [





               ]
o     [


                                                                             ]
o     [



                                                          ]
o     [






                                                    ]

The above changes to project scope represent an increase to the project budget, even in consideration of the all change requests that represent a decrease to the project budget. However, Carnegie Group has made a business decision to provide the change request services under this Amendment at no cost to U S WEST.

In addition, the initial Proposal specified that Carnegie Group would provide approximately three person weeks providing consulting on training materials. Primarily based on the major changes summarized above, Carnegie Group has removed this last project deliverable under this Amendment, due to the constraints of budget and schedule presented in this Amendment.




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SCHEDULE, COST, AND STAFFING IMPACT

The estimate presented in this Amendment represents a change of the delivery of the TFOR application to U S WEST system test from May to the end of June 1998. The estimate assumes that the TFOR project personnel will be engaged in the development and integration testing of the TFOR application during this time period.

Carnegie Group prepared this estimate based on the scope as defined in this Amendment. When the change requests are examined individually, they represent a net increase in time and budget for the TFOR application. However, they are being included as part of the overall TFOR project and the schedule and budget presented in this Amendment are not additionally impacted by the scope changes. As discussed above these changes in schedule and budget are caused by delays in the project to this point.

CHANGE REQUESTS

The Change Requests approved for inclusion in the current release of the TFOR application are summarized in the table below. The table presents the identifier for each change request, the title of each request, a summary of each request and the impact of each request on the scope of the TFOR application. Of these fifteen (15) change requests, five (5) change requests represent a reduction in scope that reduce the budget, two (2) change requests represent a change in scope that does not affect budget, and eight (8) change requests can be provided by Carnegie Group upon request.

NUMBER              TITLE                   SUMMARY                                               IMPACT
------------------  ----------------------- ----------------------------------------------------  ---------------
[             ]     [                       [                                                     [
                                   ]                                                                           ]

                                                                   ]
[             ]     [                       [                                                     [
                                        ]                                                                      ]

                                                                                                ]

[             ]     [                       [                                                     [            ]


                                        ]


                                                                                          ]



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
NUMBER              TITLE                   SUMMARY                                               IMPACT
------------------  ----------------------- ----------------------------------------------------  ---------------
[               ]   [                       [                                                     [
                                       ]                                                                        ]
                                                        ]
[               ]   [                     ] [                                                     [
                                                                                  ]                             ]
[               ]   [                       [                                                     [
                                                                                                                ]

                                 ]                                     ]
[               ]   [                       [                                                     [
                                          ]                                                                     ]


                                                                                               ]
[               ]   [                       [                                                     [
                                          ]                                                                     ]

                                                          ]
[               ]   [                       [                                                     [
                                     ]                                                                          ]

                                                         ]
[               ]   [                       [                                                     [
                                          ]                                                                     ]

                                                                       ]
[               ]   [                       [                                                     [
                                                                                                                ]
                                          ]                                                    ]
[               ]   [                       [                                                     [
                                                                                                                ]
                                          ]                                                     ]
[               ]   [                       [                                                     [             ]
                                          ]

                                                                        ]



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
NUMBER              TITLE                   SUMMARY                                               IMPACT
------------------  ----------------------- ----------------------------------------------------  ---------------
[              ]    [                       [                                                     [
                                                                                                                ]
                                ]                                                     ]
[              ]    [                       [                                                     [
                                                                                                                ]
                           ]                                                               ]


ASSUMPTIONS

The following assumptions apply to the activities associated with the TFOR change requests.

The schedule and cost estimate herein assumes that the change requests are substantively complete as written and that only the currently identified issues exist for the change requests. The requirements analysis activities related to the change requests are assumed to be complete, except for closing the known issues. These estimates include analysis to resolve open issues, high-level design (functional specification), detailed design, development, unit test, and integration test work related to the change requests.

This Amendment's estimate is not intended to include any additional scope impacting change requests.

Carnegie Group will not provide specific consulting on training material as presented in the original Agreement and Proposal. Discussion of training material will continue to occur as part of customer meetings and reviews related to other activities.

Support for the fulfillment process for orders for Toll Free Services was not in the original scope of the TFOR project, is not in the scope of this change order, and is not included in the TFOR project plan.



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SUMMARY

This Amendment presents additions to the TFOR project to account for project delays and describes the current scope of the TFOR application. In order to complete the TFOR application based on the scope in the original proposal and modifications included in this proposal, the increase in funding required by U S WEST to complete the project is estimated to be $[ ] based on an estimated additional [ ] person hours required. The TFOR application, as described in this Amendment, will be delivered to U S WEST system test on or before June 30, 1998.

STAFFING

The project staff presented in the original proposal remains the same except for a ramp down of the Principal Engineer level employee's hours during the design and development phases and a replacement of a Senior Engineer II level employee with an Engineer level employee during the design and development phases.

This Amendment includes additional funding in the amount of $[     ] to the work
previously scoped in the TFOR Schedule. The Projected Cost and Payment for the
Project in Section 3 of the Development Agreement have been increased by $[    ]
to $[     ].

Exhibit 2 - Estimated Cost is amended as attached.

This Amendment describes the expanded scope, in accordance with the current intent of the parties, for which the TFOR Schedule is being modified hereunder. It is intent of the parties that the new services to be provided by Carnegie Group under this Amendment will be incorporated into the ongoing effort under the Schedule Number "35-002-97"/ Agreement No. 9700050785 Agreement as amended without interruption. Such services will continue to be provided by Carnegie Group under this TFOR Schedule and Amendment as subject to change in accordance with U S WEST direction and additional Amendments or change orders.

Except as expressly set forth in this Letter Agreement, the terms of the TFOR Schedule and all signed Amendments shall remain in full force and effect.



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IN WITNESS WHEREOF, Licensee and Carnegie Group have executed this Letter
Agreement in duplicate by their respective authorized representatives.

CARNEGIE GROUP, INC.                                      LICENSEE

By:      /s/ DENNIS YABLONSKY                    By:      /s/ MARK HERNANDEZ
         ---------------------                            ------------------
Title:     President/CEO                         Title:     Senior Director
         ---------------------                            ------------------
Date:         2/12/98                            Date:      2/12/98
         ---------------------                            ------------------




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                           EXHIBIT 2 - ESTIMATED COST

COST OVERVIEW

The total cost of the work net of discounts is estimated at $[ ] based on expected time and material expenses, which represents an increase of $[ ] above the original funding approved for U S WEST Long Distance - GUI (USWLD--GUI) of $[ ]. No travel is anticipated for this project. Should travel be required, U S WEST agrees to pay Carnegie Group travel expenses for all pre-approved trips.

This Amendment No. 3500297-A represents direct follow-on work to the USWLD-GUI Schedule No. 35-002-97. Based on the aggregate contract engineering costs (before discounts) of Schedule No. 35-002-97 and Amendment No. 35-002-97-A
totaling $[             ], a [    ]% Cumulative Project Volume Discount has been
applied to incremental contract engineering costs (before discounts) of this Amendment.

Estimated costs with applicable discounts are provided below for this Amendment No. 35- 002-97-A and estimated costs with applicable discounts and estimated hours for the entire project, respectively.

The incremental Amendment costs follow:



                 ITEMIZATION OF COSTS                                    AMOUNT

CONTRACT ENGINEERING COSTS (TIME AND MATERIALS)                          $[   ]

LESS [   ]% MINIMUM DISCOUNT                                            ($[   ])

LESS [ ]% CUMULATIVE PROJECT VOLUME DISCOUNT                            ($[   ])
(AMENDMENT 35-002-97-A)


TOTAL CONTRACT ENGINEERING                                               $[   ]

CGI/THIRD PARTY LICENSE FEES

TRAVEL EXPENSES AND OTHER PASS-THROUGH EXPENSES

TOTAL INCREMENTAL AMENDMENT 35-002-97-A                                  $[   ]
   ESTIMATED PRICE







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The Toll Free Ordering and Routing project to date estimated costs follow:


               ITEMIZATION OF COSTS                               AMOUNT

CONTRACT ENGINEERING COSTS (TIME AND MATERIALS)                    $[     ]

LESS [   ]% MINIMUM DISCOUNT                                      ($[     ])

LESS [   ]% VOLUME DISCOUNT (SCHEDULE 35-002-97)                  ($[     ])

LESS [ ]% CUMULATIVE PROJECT VOLUME DISCOUNT                      ($[     ])
   (AMENDMENT 35-002-97-A)


TOTAL CONTRACT ENGINEERING                                         $[     ]

CGI/THIRD PARTY LICENSE FEES

TRAVEL EXPENSES AND OTHER PASS-THROUGH EXPENSES

TOTAL INCREMENTAL AMENDMENT 235-002-97-A                           $[     ]
   ESTIMATED PRICE


The Toll Free Ordering and Routing project to date estimated hours follow:



                CATEGORY                     ESTIMATED CARNEGIE GROUP HOURS

Manager(s)                                                [    ]

Principal Engineer                                        [    ]

Engineer(s)                                               [    ]

Technical Writer(s)                                       [    ]

TOTAL HOURS                                               [    ]




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